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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 2004, in the Registration Statement on Form S-1 and related Prospectus of NuVasive, Inc. expected to be filed on or about March 5, 2004.

                      /s/  ERNST & YOUNG LLP

San Diego, California
March 4, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS